UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Nuveen Investments, Inc. (“Nuveen Investments”), the parent company of Nuveen Commodities Asset Management, LLC, the manager of the Nuveen Diversified Commodity Fund (the “Fund”), has announced the execution of an agreement with Gresham Investment Management LLC (“Gresham”), the Fund’s commodity sub-advisor, pursuant to which Nuveen Investments would acquire a 60% interest in Gresham. The transaction, which is subject to the satisfaction of customary closing conditions, is expected to close by the end of 2011, at which time Gresham would become an affiliate of Nuveen Investments. Gresham will remain the Fund’s commodity sub-advisor after the transaction is completed, and no changes are anticipated in the Fund’s investment objectives, strategies or expenses.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Nuveen Investments, Inc. Press Release dated November 14, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: November 15, 2011

/s/ William Adams IV
William Adams IV
President
(Principal Executive Officer)